UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 1, 2017

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2017, aTyr Pharma, Inc. (the “Company”) announced a leadership transition.  Sanjay S. Shukla, M.D., M.S., the Company’s Chief Medical Officer, will succeed John D. Mendlein, Ph.D., the Company’s current Chief Executive Officer.  The Board of Directors of the Company appointed Dr. Shukla as the Company’s next President and Chief Executive Officer and designated Dr. Shukla as the Company’s principal executive officer effective as of November 1, 2017.  Dr. Mendlein will continue as a director of the Company and will serve as a strategic advisor to the Company.

Dr. Shukla, age 46, has previously served as the Company’s Chief Medical Officer since March 2016.  From April 2015 to March 2016, Dr. Shukla worked in an advisory capacity for a number of companies, including as a consultant to aTyr Pharma from January 2016 to March 2016. Prior to that, from October 2012 to April 2015, Dr. Shukla served as Vice President and Global Head of Integrated Medical Services for Novartis, a biopharmaceutical company, where he led global medical affairs operations, with oversight for all pharma general medicines therapies, both inline and in development.  Dr. Shukla served as Chief Executive Officer of RxMD, a clinical development consultancy that assisted in advancing proof of concept for early stage drug candidates, from April 2009 to September 2012. Prior to that, Dr. Shukla served in a variety of clinical development, data analytics and drug safety roles at Vifor Pharma, a biopharmaceutical company, and Aspreva Pharmaceuticals (acquired by Vifor Pharma).  Dr. Shukla received his M.D. from Howard University College of Medicine and his Bachelors of Science in Microbiology and Master of Science in Epidemiology and Biostatistics from the University of Maryland.

Under the terms of an employment agreement with Dr. Shukla (the “CEO Employment Agreement”), Dr. Shukla shall be entitled to an initial annual base salary of $450,000, subject to annual review and increase as determined by the Compensation Committee. In addition, Dr. Shukla is considered for an annual bonus target, in the amount of 45% of his then-current base salary for the rest of 2017, and then in an amount of 50% of his then-current base salary for years thereafter, as determined by the Compensation Committee.  Dr. Shukla shall also be granted an option to purchase 450,000 shares of the Company’s common stock, to be effective as of November 1, 2017, pursuant to the Company’s equity award plan.

Dr. Shukla’s employment is at-will. In the event that Dr. Shukla’s employment is terminated by Dr. Shukla for Good Reason or by the Company without Cause (as such terms are defined in the CEO Employment Agreement), Dr. Shukla will be entitled to receive (i) the amount of his accrued but unpaid salary and unpaid expense reimbursements and any accrued but unused vacation as of the date of termination, (ii) any vested benefits Dr. Shukla may have under any employee benefit plan, which shall be paid in accordance with the terms of such employee benefit plans, as of the date of termination, (iii) any earned but unpaid incentive compensation from the prior calendar year, (iv) an amount equal to Dr. Shukla’s current annual base salary plus his annual target incentive compensation in the year of termination, (v) acceleration of the time-based vesting provisions of all stock options or other stock-based awards that would have vested within 12 months of the termination, (vi) payment of the amount that would reasonably be required to obtain equivalent health insurance coverage for up to 12 months after termination, in the case of each of (iv), (v) and (vi), subject to the execution of a separation agreement and release.

In the event that Dr. Shukla’s employment is terminated by the Company without Cause or by Dr. Shukla for Good Reason within two months prior and 12 months after any Change in Control, as defined in the CEO Employment Agreement, Dr. Shukla is entitled to (i) a cash payment equal to 1.0 times his then-current base salary plus his annual target incentive compensation in the year of termination, (ii) full acceleration of the time-based vesting provisions of all outstanding stock options or other stock-based awards, and (iii) payment of the amount that would reasonably be required to obtain equivalent health insurance coverage for up to 12 months after termination.

Other than as set forth in the Employment Agreement, there are (a) no understandings or arrangements between Dr. Shukla and any other person pursuant to which he was appointed as principal executive officer of the Company and (b) Dr. Shukla has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Dr. Shukla has no family relationship with any director or executive officer of the Company.

In addition to serving as President and CEO, Dr. Shukla was nominated and appointed to serve as a director of the Company’s Board effective November 1, 2017.  Dr. Shukla was appointed as a Class III director, and will serve until the Company’s annual meeting of stockholders in 2018 or until his successor is duly elected and qualified or his earlier resignation or removal.

Dr. Mendlein’s last day of employment with the Company will be December 31, 2017.  Thereafter, he will serve as a strategic advisor to the Company pursuant to the terms of an advisor agreement entered with Dr. Mendlein (the “Strategic Advisor Agreement”). Pursuant to the terms of the Strategic Advisor Agreement, the Company agreed to (i) pay Dr. Mendlein as a strategic advisor to the Company for a period of up to four years, at a monthly rate of $42,500 for the first year and $7,500 per month for the rest of the term; (ii) as part of its annual review of compensation, pay Dr. Mendlein a to-be-determined cash bonus in February 2018 with respect to 2017 performance, (iii) reimburse Dr. Mendlein for certain benefits continuation through December 31, 2018; (iv) allow for continued vesting of Dr. Mendlein’s outstanding time-based employee stock options so long as Dr. Mendlein is providing services to the Company as a strategic advisor; (v) provide for an extended option exercise period with respect to certain employee stock options held by Dr. Mendlein; and (vi) fully accelerate the vesting of all of his outstanding time-based employee stock options in the event of a change in control.  Either party may terminate the Strategic Advisor Agreement after the first year, provided that payments under the agreement and continued vesting of outstanding employee stock options are guaranteed through the second year of the agreement in the event the Board terminates the agreement for convenience or Dr. Mendlein terminates for the Company’s material breach of the agreement.

As a non-employee director, Dr. Mendlein will receive cash and equity compensation as of January 1, 2018 pursuant to the Company’s non-employee director compensation policy.

The foregoing descriptions of the Employment Agreement and the Strategic Advisor Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the Strategic Advisor Agreement, which the Company intends to file with the Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q for the period ending September 30, 2017.

Item 7.01Regulation FD

The company issued a press release on November 1, 2017, a copy of which is attached hereto as Exhibit 99.1

The information furnished pursuant to this Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Exhibits.

(d) Exhibits.

99.1	Press Release dated November 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John T. Blake
John T. Blake
Senior Vice President, Finance

Date: November 1, 2017

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